EXHIBIT 21

                         Subsidiaries of the Registrant



                                                                       State or Other
                                                                       Jurisdiction of           Percentage
                                                                       Incorporation             Ownership
                                                                       ---------------           ----------
Parent
-------

BCSB Bankcorp, Inc.                                                    United States

Subsidiary (1)
----------

Baltimore County Savings Bank, F.S.B.                                  United States               100%


Subsidiaries of Baltimore County Savings Bank, F.S.B. (1)
-----------------------------------------------------

Baltimore County Service Corp.                                         United States               100%
Ebenezer Road, Inc.                                                    United States               100%

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(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.